Exhibit 99.2

UHOS Q4 2015 Earnings Teleconference March 16, 2016

Forward Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the SEC, which can be accessed at www.UHS.com under “Financials.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix. 2

Fourth Quarter 2015 Update CEO remarks 3

Financial Review 4

Selected Financial Data * Refer to Appendix for ASC 805 depreciation and Asset Impairment charge on the Depreciation & Amortization Reconciliation 5 (In millions) 2015 2014 % Chg 2015 2014 % Chg Consolidated Revenues 111.8 $ 107.5 $ 4.1% 448.7 $ 436.7 $ 2.8% Cash Gross Margin 53.9 49.8 8.2% 218.6 207.5 5.3% % of Revenue 48.2% 46.3% 48.7% 47.5% Historical Depreciation (17.1) (19.2) (69.6) (77.8) Gross Margin * 36.8 30.6 20.3% 149.0 129.7 14.1% % of Revenue 32.9% 28.5% 33.2% 29.7% Adjusted SG&A 24.4 20.4 19.6% 96.2 87.3 10.2% % of Revenue 21.8% 19.0% 21.4% 20.0% Non Controlling Interest 0.1 0.1 0.4 0.5 % of Revenue 0.1% 0.1% 0.1% 0.1% Adjusted EBITDA 29.4 $ 29.3 $ 0.3% 122.0 $ 119.7 $ 1.9% 4th Quarter December YTD

Medical Equipment Solutions Trend Analysis Revenue improvements for the quarter were driven by advances in 360 solutions and supplemental rental solutions (excluding GPO contract loss). Gross margin rate increases in Q4 reflect lower depreciation, higher recovery on asset sales, lower vehicle expense and increased efficiencies from volume growth. SUPPLEMENTAL & PEAK NEEDS USAGE SOLUTIONS CUSTOMIZED EQUIPMENT AGREEMENTS SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS SPECIALTY MEDICAL EQUIPMENT SALES, DISTRIBUTION AND DISPOSAL SOLUTIONS Excludes Asset Impairment charge of $1.0 for Q4 2015, $0.0 for Q4 2014, $3.3 for YTD 2015, and $2.0 for YTD 2014. 6 (In millions) 2015 2014 % Chg 2015 2014 % Chg Revenues 70.9 $ 68.7 $ 3.2% 285.1 $ 285.5 $ -0.2% Cash Gross Margin 40.9 37.9 7.9% 166.3 160.7 3.5% % of Revenue 57.7% 55.2% 58.3% 56.3% . Historical Depreciation * (15.0) (17.2) (62.1) (71.0) Gross Margin * 25.9 $ 20.7 $ 25.1% 104.2 $ 89.7 $ 16.2% % of Revenue 36.5% 30.1% 36.5% 31.4% December YTD 4th Quarter

Clinical Engineering Solutions Trend Analysis Revenue growth from increased manufacturer service solutions. Gross margin rate improvements in Q4 reflect lower vendor expense and a favorable mix shift to higher margin manufacturer service solutions. SUPPLEMENTAL MAINTENANCE AND REPAIR SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS MANUFACTURER SERVICES SOLUTIONS 7 (In millions) 2015 2014 % Chg 2015 2014 % Chg Revenues 24.6 $ 23.6 $ 4.2% 99.2 $ 92.1 $ 7.7% Cash Gross Margin 5.2 4.7 10.6% 21.2 19.5 7.4% % of Revenue 21.1% 19.9% 21.4% 21.2% Historical Depreciation (0.2) (0.3) (1.0) (1.0) Gross Margin 5.0 $ 4.4 $ 13.6% 20.2 $ 18.5 $ 8.9% % of Revenue 20.3% 18.4% 20.4% 20.1% 4th Quarter December YTD

Surgical Services Trend Analysis YTD revenue growth of 9.1% driven primarily by organic growth in most modalities. Gross margin rate improvements driven by higher leverage from volume growth and mix. ON-DEMAND AND SCHEDULED USAGE SOLUTIONS 360 ON-SITE MANAGED SOLUTIONS 8 (In millions) 2015 2014 % Chg 2015 2014 % Chg Revenues 16.2 $ 15.2 $ 6.9% 64.4 $ 59.1 $ 9.1% Cash Gross Margin * 7.8 7.2 8.3% 31.1 27.3 13.9% % of Revenue 48.1% 47.4% 48.3% 46.2% Historical Depreciation (1.9) (1.7) (6.5) (5.8) Gross Margin * 5.9 $ 5.5 $ 7.3% 24.6 $ 21.5 $ 14.4% % of Revenue 36.4% 36.2% 38.2% 36.4% 4th Quarter December YTD

Capital Structure / Liquidity Liquidity Remains Strong 9 (In millions) 2015 Credit Facility 235.0 $ Borrowing Base 170.3 Borrowings/LOC 31.9 Available Liquidity 138.4 $ Memo Revolver maturity - May 2020 Original and Add-on Notes maturity - August 2020 Liquidity (In millions) 12/31/2015 12/31/2014 Original Notes - 7.625% 425.0 425.0 Add-on Notes - 7.625% 220.0 220.0 Credit Facility 28.0 39.0 Consolidated Capital Leases 15.3 15.1 Subtotal Debt 688.3 699.1 Add: Accrued Interest 18.7 18.8 Total Debt and Interest 707.0 717.9 Memo Adjusted EBITDA* 122.0 $ 119.7 $ Leverage** 5.8 6.0 * LTM Adjusted EBITDA **Excludes unamortized bond premium of $9.4 and $11.1 for 2015 and 2014. Refer to Appendix for reconciliation of Adjusted EBITDA Capital Structure

2015 Prior Guidance Actual 2016 Guidance Adjusted EBITDA $118 - $121 $122.0 $124 - $129 Accrual CAPEX $45 - $50 $49 $55 - $65 Year-end Leverage 5.8x – 6.1x 5.8x 5.6x – 5.8x (In millions) Street Guidance for 2016 10

EBITDA Reconciliation: 2015 & 2014 Gross Margin/SG&A Reconciliations Depreciation and Amortization Reconciliation Appendix 11

Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), before management, board and strategic fees, stock option expense, reorganization costs, ASC 805 impact, loss on extinguishment of debt, transaction and related costs, and non-recurring, unusual or infrequent expenses. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company’s ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals (“GAAP”) and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management’s discretionary use. A reconciliation of consolidated net income (loss) to EBITDA and Adjusted EBITDA is included below. (Draft) (Draft) EBITDA Reconciliation 12 (In millions) 2015 2014 2015 2014 Net loss attributable to UHS (11.0) $ (13.7) $ (28.6) $ (66.5) $ Interest expense 13.3 13.3 53.2 53.3 Provision (benefit) for income taxes 0.2 0.2 0.8 (13.1) Depreciation and amortization 23.1 24.3 91.8 100.1 EBITDA 25.6 24.1 117.2 73.8 Intangible asset impairment charge - - - 34.9 Gain on Settlement - - (5.7) - Management, board & strategic fees 1.0 2.4 5.8 5.6 Restructuring, acquisition and integration expenses 2.3 1.3 2.3 3.1 Stock expense 0.5 1.5 2.4 2.3 Adjusted EBITDA 29.4 $ 29.3 $ 122.0 $ 119.7 $ December YTD 4th Quarter

SG&A Reconciliation 13 (In millions) 2015 2014 2015 2014 SG&A per GAAP to Adjusted SG&A SG&A per GAAP 30.7 28.9 122.5 114.6 Management, Board, & Strategic Fees (1.0) (2.1) (5.8) (5.6) Stock Expense (0.5) (1.5) (2.4) (2.3) Historical Depreciation & Amortization (1.9) (1.8) (6.1) (6.6) ASC 805 Depreciation & Amortization (2.9) (3.1) (12.0) (12.8) Adjusted SG&A 24.4 $ 20.4 $ 96.2 $ 87.3 $ 4th Quarter December YTD

Depreciation & Amortization Reconciliations

UHS

(In millions)	4th Quarter 2015	4th Quarter 2014	December YTD 2015	December YTD 2014
Historical Medical Equipment Solutions Depreciation	$ 15.0	$ 17.2	$ 62.1	$ 71.0
Asset Impairment Charge	1.0	-	3.3	2.0
Total Medical Equipment Solutions Depreciation	16.0	17.2	65.4	73.0
Historical Clinical Engineering Solutions Depreciation	0.2	0.3	1.0	1.0
Total Clinical Engineering Solutions Depreciation	0.2	0.3	1.0	1.0
Historical Surgical Services Depreciation	1.9	1.7	6.5	5.8
ASC 805 Surgical Services Depreciation	0.2	0.2	0.8	0.9
Total Surgical Services Depreciation	2.1	1.9	7.3	6.7
Historical Gross Margin Depreciation	17.1	19.2	69.6	77.8
Gross Margin ASC 805 Depreciation	0.2	0.2	0.8	0.9
Asset Impairment Charge	1.0	-	3.3	2.0
Total Gross Margin Depreciation	18.3	19.4	73.7	80.7
Historical Selling, General, and Admin Depreciation	1.9	1.8	6.1	6.6
Total Selling, General, and Admin Depreciation	1.9	1.8	6.1	6.6
ASC 805 Selling, General, and Admin Amortization	2.9	3.1	12.0	12.8
Intangible Asset Impairment Charge	-	-	-	34.9
Total ASC 805 Selling, General, and Admin Amortization	2.9	3.1	12.0	47.7
Total Depreciation and Amortization	$ 23.1	$ 24.3	$ 91.8	$ 135.0

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